UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2009

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2009, the Board of Directors of ViroPharma Incorporated (the “Company”) adopted, subject to stockholder approval, an amendment to the 2000 Employee Stock Purchase Plan, as amended and restated (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 300,000 shares from 600,000 shares to 900,000 shares (the “Proposal”). On May 22, 2009, the Proposal was approved by stockholders at the Company’s Annual Meeting of Stockholders.

The foregoing summary description of the ESPP is qualified in its entirety by reference to the actual terms of the ESPP, which was attached as Annex A of the Company’s 2009 Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on April 10, 2009. In addition, for additional information regarding the Proposal, stockholders are encouraged to refer to Proposal 2 located on pages 13-16 of the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 26, 2009	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary